EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Upexi Leading Toy Brand, Tytan Toys, Strengthens Global Presence

with Expansion into Pricesmart

TAMPA, FL / ACCESSWIRE / January 31, 2024 / Upexi Inc. (NASDAQ:UPXI) (the "Company" or "Upexi"), a multi-faceted Amazon and Direct-to-Consumer brand owner and innovator in aggregation, today announced that Tytan Toys, the Company’s flagship brand in the toy industry, has expanded into Pricesmart, a leading retailer in Latin America and the Caribbean. This strategic move marks a significant milestone for Tytan Toys as it continues to prioritize global expansion and solidify its position as a key player in the international market.

Pricesmart, known for its exceptional retail experience and extensive reach, provides an ideal platform for Tytan Toys to showcase its innovative and high-quality products to a wider audience. With this partnership, Tytan Toys aims to captivate the hearts and minds of children and parents across Latin America and the Caribbean, offering a diverse range of toys that inspire creativity, learning, and endless fun.

Upexi CEO, Allan Marshall, expressed his excitement about this new chapter in Tytan Toys' journey, stating, "We are thrilled to see Tytan Toys expand into new markets through our collaboration with Pricesmart. This strategic move aligns perfectly with our vision of bringing joy and imagination to children worldwide. We believe that our exceptional product range, combined with Pricesmart's extensive retail network, will create an unparalleled shopping experience for families in Latin America and the Caribbean."

Tytan Toys has always been committed to delivering innovative and safe toys that spark imagination and promote child development. With this expansion, the Company aims to establish itself as a trusted brand in the hearts of families across the region, offering a wide array of toys that cater to various age groups and interests.

As Tytan Toys continues to expand its global footprint, the Company remains dedicated to its core values of quality, creativity, and customer satisfaction. With the collaboration between Tytan Toys and Pricesmart, families in Latin America and the Caribbean can look forward to a world of endless possibilities and unforgettable play experiences.

About Tytan Toys:

Tytan Toys is a leading toy manufacturer known for its commitment to creating innovative, safe, and high-quality toys. With a wide range of products designed to inspire imagination and promote child development, Tytan Toys aims to bring joy and happiness to children worldwide.

About Pricesmart:

Pricesmart is a renowned retailer with a strong presence in Latin America and the Caribbean. With a focus on providing exceptional retail experiences and a diverse range of products, Pricesmart has become a trusted destination for families seeking quality goods.

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About Upexi, Inc.:

Upexi is a multifaceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

FORWARD LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

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